Calculation of Filing Fee Tables
F-1
Green Circle Decarbonize Technology Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value US$0.006 per share, offered for resale by the Selling Shareholders	Other	57,506,538	$ 0.4245	$ 24,411,525.38	0.000087	$ 2,123.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 24,411,525.38		$ 2,123.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,123.80
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered include an indeterminate number of additional Class A Ordinary Shares that may become issuable as a result of share splits, share dividends or similar transactions. Represents 57,506,538 Class A Ordinary Shares being registered for resale by the Selling Shareholders, consisting of (i) 39,308,176 Class A Ordinary Shares issuable pursuant to the Equity Purchase Agreement, (ii) 112,701 Class A Ordinary Shares issued to Target Capital as part of the Initial Commitment Fee Shares and subsequently sold to Square Gate, (iii) 190,661 Class A Ordinary Shares issuable upon exercise of pre-funded warrants issued as part of the Initial Commitment Fee Shares, (iv) up to 8,795,819 Class A Ordinary Shares issuable as True-Up Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof, and (v) up to 9,099,181 Class A Ordinary Shares issuable as the Second Commitment Fee Shares or upon exercise of pre-funded warrants issued in lieu thereof. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Class A Ordinary Shares as reported on the NYSE American on October 13, 2026, which were $0.4640 and $0.3850, respectively, after giving effect to the Share Consolidation.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date